Exhibit 99.1

Portola Pharmaceuticals Receives Breakthrough Therapy Designation from FDA for

Andexanet Alfa (PRT4445*), Investigational Factor Xa Inhibitor Antidote

— Only Agent That Has Demonstrated Clinical Reversal of

Anti-Xa Activity of Factor Xa Inhibitors —

South San Francisco, Calif. (November 25, 2013) – Portola Pharmaceuticals, Inc. (NASDAQ: PTLA) today announced that it has been granted breakthrough therapy designation by the U.S. Food and Drug Administration (FDA) for andexanet alfa, its investigational Factor Xa inhibitor antidote. The FDA’s breakthrough therapy designation is intended to expedite the development and review of drugs for serious or life-threatening conditions.i Portola is pursuing an Accelerated Approval pathway for andexanet alfa, a first-in-class agent, and plans to initiate registration-enabling studies in 2014. By the year 2020, Portola estimates that the number of patients presenting to the hospital who could benefit from an antidote could approach 500,000 in the United States, Japan and the five largest European Union countries alone.

“The FDA’s decision to designate andexanet alfa as a breakthrough therapy reaffirms the urgent need for an antidote to Factor Xa inhibitors, and we believe it demonstrates that andexanet alfa’s properties and data distinguish it from currently used agents or others in development,” said William Lis, Portola’s chief executive officer. “Pro-coagulant agents being used in the absence of an antidote are unproven, have limited biological rationale for their effectiveness to reverse Factor Xa inhibitors, and have been shown to cause serious blood clots. Therefore, andexanet alfa marks an important advance in the field, and our goal is to bring it to market as quickly as possible.”

The Company has previously reported data from its ongoing Phase 2 proof-of-concept studies of andexanet alfa and the Factor Xa inhibitors Eliquis® and XARELTO®. Additional studies are ongoing with Lovenox® (enoxaparin), Lixiana® and Portola’s investigational oral Factor Xa inhibitor, betrixaban, which is being studied in a Phase 3 clinical trial and has the potential to be the first oral Factor Xa inhibitor approved for venous thromboembolism (VTE) prevention in acute medically ill patients.

Phase 2 results to-date have demonstrated andexanet alfa’s ability to immediately reverse the anticoagulant activity of Factor Xa inhibitors by the administration of a short intravenous bolus. Additional data have shown that this reversal can be prolonged when necessary by the addition of an extended infusion of andexanet alfa. Unlike pro-coagulant agents or other compounds in development, once administration is stopped, andexanet alfa is rapidly cleared and anticoagulant therapy can be re-initiated, which is critical for patients who have pre-existing (underlying) prothrombotic conditions. Andexanet alfa’s specific mechanism of action may also reduce the potential for serious adverse events and interactions with other commonly used drugs. No serious adverse events or antibodies to Factor Xa or Factor X have been observed in the ongoing Phase 2 studies.

About Andexanet Alfa (PRT4445*)

Andexanet alfa is a first-in-class recombinant, modified Factor Xa molecule that directly reverses the effects of Factor Xa inhibitors in patients who suffer an uncontrolled bleeding episode or who require emergency surgery. Andexanet alfa acts as a Factor Xa decoy that targets and sequesters with high specificity both direct and indirect Factor Xa inhibitors in the blood. Once bound, the Factor Xa inhibitors are unable to bind to and inhibit native Factor Xa, thus allowing for the restoration of normal hemostatic processes. Through its mechanism of action, andexanet alfa has the potential to act as a universal antidote and address the direct cause of the patient’s inhibited clotting activity without being prothrombotic.

Portola has entered into clinical collaboration agreements with all of the manufacturers of direct Factor Xa inhibitors, including Bristol-Myers Squibb and Pfizer (Eliquis® [apixaban]), Bayer HealthCare and Janssen Pharmaceuticals (XARELTO® [rivaroxaban]), and Daiichi Sankyo (Lixiana® [edoxaban]), while retaining all rights to the program.

About Portola Pharmaceuticals, Inc.

Robust thrombosis and hematology pipeline with betrixaban, andexanet alfa, and PRT2070

Portola Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of novel therapeutics in the areas of thrombosis and hematology.

Betrixaban

Portola’s wholly-owned lead compound, betrixaban, is a novel, oral, once-daily Factor Xa inhibitor in Phase 3 development for extended-duration prophylaxis of venous thromboembolism (VTE) in acute medically ill patients. Betrixaban’s properties may be uniquely suited to potentially demonstrate efficacy without significantly increasing bleeding in this patient population. Currently, there is no anticoagulant approved for extended-duration VTE prophylaxis in acute medically ill patients.

Andexanet Alfa (PRT4445*)

Portola’s second lead development candidate, andexanet alfa (PRT4445*), has the potential to be a first-in-class universal antidote to reverse the effects of Factor Xa inhibitors in patients who suffer an uncontrolled bleeding episode or who require emergency surgery. Portola retains full, worldwide commercial rights to andexanet alfa, which has been designated as a Breakthrough Therapy by the U.S. Food and Drug Administration.

PRT2070 and PRT2607

Portola’s third product candidate, PRT2070, is an orally available kinase inhibitor that uniquely inhibits two validated tumor proliferation pathways — spleen tyrosine kinase (Syk) and janus kinase (JAK). It is currently being studied in patients with genetically-defined hematologic cancers, as well as for patients who have failed therapy due to relapse or acquired mutations. Portola’s fourth program is partnered with Biogen Idec and is focused on the development of PRT2607, a selective Syk inhibitor. For more information, visit www.portola.com.

Forward-looking statement

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: andexanet alfa’s potential efficacy, safety, duration of activity and potential to reverse the effects of all Factor Xa inhibitors, Portola’s plans for future clinical studies and pursuit of an Accelerated Approval process for andexanet alfa, and anticipated growth in the market for anticoagulants. Risks that contribute to the uncertain nature of the forward-looking statements include: the accuracy of Portola’s estimates regarding its ability to initiate and/or complete its clinical trials; the success of Portola’s clinical trials and the demonstrated efficacy of Portola’s product candidates thereunder; the accuracy of Portola’s estimates regarding its expenses and capital requirements; regulatory developments in the United States and foreign countries; Portola’s ability to obtain and maintain intellectual property protection for its product candidates; and the loss of key scientific or management personnel. These and other risks and uncertainties are described more fully in Portola’s filings with the Securities and Exchange Commission, including without limitation its most recent Quarterly Report on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Portola undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

*	PRT4445 has a proposed International Nonproprietary Name (pINN) of andexanet alfa.

Investor Contact:	Media Contact:
Alexandra Santos	Joey Fleury
Portola Pharmaceuticals	BrewLife
ir@portola.com	jfleury@brewlife.com
650.246.7239	415.946.1090

[i]	New England Journal of Medicine 369:20; November 14, 2013.
http://www.nejm.org/doi/pdf/10.1056/NEJMp1311439.	Accessed November 23, 2013.